Rosetta Resources Third Quarter 2006 Conference Call

HOUSTON, TX -- 10/23/2006 -- Rosetta Resources Inc. (NASDAQ: ROSE) today announced that it will release its third quarter 2006 results on November 14, 2006. The results will be discussed on a conference call that will broadcast live over the internet on Wednesday, November 15, 2006, at 9:00 a.m. (CST).

What:

Rosetta Resources Third Quarter 2006 Conference Call

When:

Wednesday, November 15, 2006 at 9:00 a.m. (CST).

Where:

http://www.rosettaresources.com

How:

Conference Call -- (800) 238-9007 or live over the Internet -- Log on to the website at the address above.

If you are not able to participate in the conference call, an audio replay will be available through midnight Sunday, November 19, 2006, by dialing (888) 203-1112, or for international (719) 457-0820, and entering conference code 1423637. A replay of the call will remain at http://www.rosettaresources.com for 60 days after the initial call. To access the replay, click on the "Investor Relations" section of the website and select "Presentations and Events."

Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

Contact:
Teri Greer
Public Relations
Direct: (713) 335-4008
Email: greert@rosettaresources.com